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                             FORM OF AMENDED AND RESTATED

                             CERTIFICATE OF INCORPORATION

                                          OF

                                 LARSCOM INCORPORATED

         THE UNDERSIGNED, certifies that she is the President and Chief Executive Officer of Larscom Incorporated, a Delaware corporation (the "Corporation"), and does certify as follows:

         The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was June 13, 1989. The original name of the Corporation was "Larse Corporation."

         This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "GCL").

         The text of the Certificate of Incorporation of the Corporation, as amended and restated, shall read in its entirety as follows:

FIRST:  The name of the Corporation is Larscom Incorporated.

SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

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THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the GCL.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Sixteen Million Nine Hundred Thousand (116,900,000), consisting of Five Million (5,000,000) shares of preferred stock with a par value of $0.01 per share (the "Preferred Stock") and One Hundred Eleven Million Nine Hundred Thousand (111,900,000) shares of common stock with a par value of $0.01 per share (the "Common Stock").

         (A) Shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers (full or limited) or no voting powers, such preferences and relative participating, optional or other special rights, relative ranking and such qualifications, limitations or restrictions, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

         (B) Of the One Hundred Eleven Million Nine Hundred Thousand (111,900,000) shares of Common Stock, the Corporation shall have authority to issue One Hundred Million (100,000,000) shares of Class A Common Stock with a par value of $0.01 per share (the "Class A Common Stock"), and Eleven


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Million Nine Hundred Thousand (11,900,000) shares of Class B Common Stock with a par value of $0.01 per share (the "Class B Common Stock"). The Class A Common Stock and Class B Common Stock shall be identical in all respects and shall have equal rights and privileges, except as otherwise provided in this Article
Fourth.

         (1) DIVIDENDS. Subject to the provisions of any outstanding class or series of Preferred Stock, dividends may be paid on either or both the Class A Common Stock and Class B Common Stock as and when declared by the Board of Directors of the Corporation out of any funds of the Corporation legally available for the payment of dividends, except that so long as any shares of each class of Common Stock are outstanding:

              (a) No dividend (other than a dividend payable solely in shares of Class A Common Stock) shall be declared or paid on shares of Class A Common Stock unless simultaneously therewith a dividend is payable on shares of Class B Common Stock in an amount per share of Class B Common Stock equal to the amount which would have been payable had such share of Class B Common Stock been converted into Class A Common Stock immediately prior to the record date for such dividend.

              (b) No dividend shall be declared or paid on shares of Class B Common Stock unless a dividend, in accordance with paragraph (1)(a) above, is paid on shares of Class A Common Stock.


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              (c)  Dividends of Common Stock declared and paid on Class A
         Common Stock shall be payable solely in shares of Class A Common Stock. No dividends of Common Stock shall be declared or paid on Class B Common Stock.

         (2) LIQUIDATION. Subject to the provisions of any outstanding class or series of Preferred Stock, upon any liquidation, dissolution or winding up of the affairs of the Corporation (voluntary or involuntary), the assets of the Corporation shall be divided between the holders of Class A Common Stock and the holders of Class B Common Stock in such proportion so that the Class A Stockholders shall be allocated a fraction of such assets, the numerator of which shall be the number of shares of Class A Common Stock outstanding and the denominator of which shall be the number of shares of Class A Common Stock outstanding if all of the shares of Class B Common Stock had been converted into shares of Class A Common Stock immediately prior to such liquidation. The remainder of the assets shall be allocated to the holders of Class B Common Stock. Neither the consolidation nor the merger of the Corporation with or into another corporation or corporations, nor a reorganization of the Corporation alone, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this subparagraph (2).

         (3) VOTING. Except in cases where pursuant to the GCL, the holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to vote as separate classes, they shall vote together as a single class, provided that (a) the holders of shares of


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    Class A Common Stock shall have one vote per share of Class A Common Stock held and (b) the holders of shares of Class B Common Stock shall have the number of votes per share of Class B Common Stock equal to the result of multiplying (x) four by (y) the number of shares of Class A Common Stock into which a share of Class B Common Stock is convertible immediately prior to the then record date for determining stockholders entitled to vote or consent. Without limiting the generality of the foregoing, the number of authorized (but not outstanding) shares of Class A Common Stock may be increased or decreased by the affirmative vote or consent of the holders of shares of Common Stock possessing a majority of the votes represented by the outstanding shares of Class A Common Stock and Class B Common Stock voting as a single class entitled to vote at such meeting or to express consent to corporate action in writing without a meeting. Whenever such holders are entitled pursuant to the GCL to vote as separate classes, holders of Class A Common Stock voting as a separate class shall be entitled to one vote per share of Class A Common Stock held and holders of Class B Common Stock voting as a separate class shall be entitled to one vote per share of Class B Common Stock held.

         (4) OPTIONAL CONVERSION OF SHARES. Subject to adjustment as hereinafter provided in this paragraph (4), each share of Class B Common Stock may at any time be converted, at the option of the holder thereof, into one fully paid and nonassessable (unless otherwise provided in the GCL, as from time to time in effect) share of Class A Common Stock. If the
    Company:


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              (i)   pays a dividend or makes a distribution on its Class A
         Common Stock in shares of its Class A Common Stock;

              (ii) subdivides its outstanding shares of Class A Common Stock into a greater number of shares; or

              (iii) combines its outstanding shares of Class A Common Stock into a smaller number of shares;

    then the number of shares of Class A Common Stock into which each share of Class B Common Stock may be converted shall be adjusted to equal that number of shares of Class A Common Stock which a holder of each share of Class B Common Stock would have owned immediately following such action had such holder exercised its conversion privilege immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision or combination.

         Such right shall be exercised by the surrender of the certificate representing such shares of Class B Common Stock to be converted at the office of the Corporation.

         (5) RECLASSIFICATION. Neither the Class A Common Stock nor the Class B Common Stock may be consolidated, reclassified or otherwise changed unless contemporaneously therewith the other class of Common Stock is consolidated, reclassified or otherwise changed in the same proportion and in the same manner.


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FIFTH:  Upon this Amended and Restated Certificate of Incorporation becoming effective pursuant to the GCL (the "Effective Time"), each share of the Corporation's common stock, par value $1.00 per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into 1,190 shares of Class B Common Stock. Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of Class B Common Stock as equals the sum obtained by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by 1,190.

SIXTH:  The incorporator of the Corporation is Susan Blanchard-Bologna.

SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. The Board of Directors of the Corporation is authorized to make, alter, amend or repeal the By-Laws of the Corporation by resolution adopted by the affirmative vote of a majority of the whole Board. Stockholders may not make, adopt, alter, amend, change or repeal the By-Laws except, subject to the terms of any outstanding class or series of Preferred Stock, upon the affirmative vote of the holders of the shares of Common Stock possessing a majority of the votes represented by the outstanding shares of Class A Common Stock and Class B Common Stock voting as a single class


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entitled to vote at such meeting or to express consent to corporate action in writing without a meeting.

EIGHTH:   No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the GCL is amended hereafter to further limit the liability of a director, then the liability of a director of the Corporation shall be further limited to the fullest extent permitted by the GCL, as so amended.

NINTH: The Corporation shall indemnify each person who is or was or has agreed to become a director or officer of the Corporation, and may, at its option, indemnify any other person who is or was or has agreed to become an employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by Section 145 of the GCL, as the same may be amended or supplemented, against all expenses and liabilities (including, but not limited to, counsel fees) reasonably incurred by or imposed upon such person in connection with any proceeding to which he or she may be made a party, or in which he or she may become


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involved, by reason of his or her being or having been a director, officer, employee or agent of the Corporation, or any settlement thereof, whether or not he or she is a director, officer, employee or agent at the time such expenses are incurred or liability incurred, except in such cases where the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may adopt By-Laws, or enter into one or more agreements with any person, which provide for indemnification greater or different than that provided in this Article NINTH or the GCL and the foregoing right of indemnification shall be in addition to and not exclusive of all other rights to which such director, officer, employee or agent may be entitled.

    The Corporation may purchase insurance on behalf of any person who is a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted by him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article NINTH.

TENTH:   The Corporation expressly elects not to be governed by Section 203 of the GCL.


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ELEVENTH:   Except as otherwise required by the laws of the State of Delaware, the stockholders and directors shall have the power to hold their meetings and to keep the books, documents and papers of the Corporation outside of the State of Delaware, and the Corporation shall have the power to have one or more offices within or without the State of Delaware, at such places as may from time to time be designated by the By-Laws or by resolution of the stockholders or directors.

TWELFTH: The election of directors need not be by written ballot unless the By-Laws shall so provide.

THIRTEENTH:   Whenever a compromise or arrangement is proposed between this
Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the


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said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.


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         IN WITNESS WHEREOF, the Corporation has caused this Amended and
Restated Certificate of Incorporation to be signed by its duly authorized officer this _____ day of October, 1996.


                                  -----------------------------------
                                  Name:     Deborah M. Soon
                                  Title:    President and Chief
                                            Executive Officer


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